UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA		98164
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2012, Cray Inc. (“Cray”) amended its Amended and Restated Bylaws to change the authorized number of members of the Board of Directors from eight members to a range of no less than five members and no more than nine members, with the exact number of members to be fixed from time to time by resolution of the Board of Directors.

The foregoing description of the amendment to the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

In connection with the adoption of the amendment to the Amended and Restated Bylaws, Cray’s Board of Directors decreased the authorized number of members of the Board of Directors from eight members to seven members, with such reduction in the number of members to become effective immediately prior to the commencement of Cray’s 2012 annual shareholder meeting on June 7, 2012.

Item 8.01. Other Events.

On April 19, 2012, Cray announced Mr. William C. Blake’s appointment as Cray’s Senior Vice President and Chief Technology Officer. Mr. Blake will complete his term as a member of Cray’s Board of Directors, which concludes at Cray’s 2012 annual shareholder meeting on June 7, 2012. Immediately prior to the commencement of Cray’s 2012 annual shareholder meeting, and in connection with the conclusion of Mr. Blake’s service as a member of Cray’s Board of Directors, the size of Cray’s Board of Directors will be reduced to seven directors as described above. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amendment to Amended and Restated Bylaws of Cray Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 19, 2012

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino
Vice President Administration, General Counsel and Corporate Secretary